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                                                        Exhibit 21.1







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                              LIST OF SUBSIDIARIES
                              --------------------
NSA N.V.
(Belgium)

National Safety Associates, Ltd.
(Ontario, Canada)

National Safety Associates of America (U.K.) Limited
(England)

National Safety Associates of America (Ireland) Limited
(Ireland)

NSA International GmbH
(Germany)

NSA Polymers, Inc.
(Florida)

NSA AG
(Switzerland)

NSA B.V.
(The Netherlands)

NSA S.A.R.L.
(France)

NSA s.r.1.
(Italy)